Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

To the Trustees and Shareholders of Industrial Logistics Properties Trust:

We have audited the accompanying Combined Statement of Revenues and Certain Expenses of the portfolio of 18 industrial properties (the “CCIT II Properties”) for the year ended December 31, 2018, and the related notes (the “Historical Summary”). The CCIT II Properties within the portfolio are under common ownership and common management.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the CCIT II Properties’ preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the CCIT II Properties’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Historical Summary for the year ended December 31, 2018, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Industrial Logistics Properties Trust) and is not intended to be a complete presentation of the CCIT II Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
April 12, 2019

CCIT II Properties
Combined Statement of Revenues and Certain Expenses
(dollars in thousands)

Year Ended December 31, 2018
Revenues:
Rental income	$38,726
Tenant reimbursements and other income	7,954
Total revenues	46,680

Certain Expenses:
Real estate taxes	6,445
Other operating expenses	1,553
Total certain expenses	7,998

Revenues in excess of certain expenses	$38,682

The accompanying notes are an integral part of the Combined Statement of Revenues and Certain Expenses.

CCIT II Properties
Notes to the Combined Statement of Revenues and Certain Expenses
Year Ended December 31, 2018
(dollars in thousands)

Note 1. Organization and Accounting Policies

Organization

On February 14, 2019, Industrial Logistics Properties Trust, or ILPT, entered an Agreement of Purchase and Sale, or the CCIT II Purchase Agreement, with certain indirect subsidiaries of Cole Office & Industrial REIT (CCIT II), Inc., or collectively, CCIT II, pursuant to which ILPT agreed to acquire from CCIT II 18 industrial properties, or collectively, the CCIT II Properties, located in 12 states with an aggregate of approximately 8.7 million rentable square feet for a purchase price of $624,650, excluding acquisition related costs and including the assumption of $56,980 of mortgage debt. On April 9, 2019, ILPT completed the acquisition of the CCIT II Properties from CCIT II.

The accompanying Combined Statement of Revenues and Certain Expenses, or the CCIT II Historical Summary, includes the operations of the CCIT II Properties, which have been combined for purposes of the CCIT II Historical Summary as each of the CCIT II Properties was under common control and common management prior to the acquisition.

Basis of Presentation

The CCIT II Historical Summary has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The CCIT II Historical Summary includes the historical revenues and certain expenses of the CCIT II Properties, exclusive of items which may not be comparable to the proposed future operations of the CCIT II Properties subsequent to the acquisition by ILPT. Material amounts that would not be directly attributable to future operating results of the CCIT II Properties are excluded, and therefore, the CCIT II Historical Summary is not intended to be a complete presentation of the CCIT II Properties’ revenues and expenses and is not representative of the actual operations for the period presented. Items excluded consist of depreciation and amortization, interest expense, management fees, certain general and administrative expenses, and federal and state income taxes.

The CCIT II Historical Summary for the year ended December 31, 2018 has been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP.

Revenue Recognition

The leases to tenants at the CCIT II Properties are generally classified as operating leases. The total minimum lease payments provided for under the CCIT II Properties leases are recognized on a straight-line basis over the lease term. Total revenues also include certain tenant reimbursements determined in accordance with the terms of the leases in the period when such costs are incurred. Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the owners of the CCIT II Properties are generally the primary obligor with respect to purchasing goods and services from third party suppliers, have discretion in selecting the supplier and bear the associated credit risk.

Expense Recognition

Certain expenses represent the direct expenses of operating the CCIT II Properties and include real estate taxes, repairs and maintenance, insurance and other property operating expenses that are expected to continue in the ongoing operations of the CCIT II Properties. Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of the CCIT II Historical Summary in conformity with GAAP required ILPT's management to make estimates and assumptions that affected the reported amounts of revenues and certain expenses during the reporting period. Future results could be materially affected if actual results differ from these estimates.

Note 2. Leases
Tenant leases have initial terms ranging between 10 and 23 years (expiring between 2023 and 2038) and provide for annual fixed increases in rent. Revenues are recognized on a straight line basis over the terms of the respective leases. Future minimum rents on non-cancelable leases at December 31, 2018 were as follows:

Year	Operating Leases
2019	$38,407
2020	39,043
2021	39,647
2022	40,246
2023	39,414
Thereafter	187,258
Total	$384,015
Leases generally require reimbursement of the tenant’s proportionate share of common area, real estate taxes and other expenses, which are excluded from the above amounts.

Note 3. Concentration of Credit Risk

Two tenants accounted for approximately 34% of the combined CCIT II Properties’ rental revenues for the year ended December 31, 2018.

Note 4. Commitments and Contingencies
Litigation — The CCIT II Properties are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. ILPT's management believes that the ultimate settlement of these actions will not have a material adverse effect on the CCIT II Properties’ results of operations.

Environmental Matters — In connection with the ownership and operation of real estate, ILPT may be potentially liable for costs and damages related to environmental matters. ILPT has not been notified by any governmental authority of any non-compliance, liability, or other claim. ILPT is not aware of any environmental matters which it believes are reasonably likely to have a material effect on the CCIT II Properties’ results of operations.

Note 5. Subsequent Events

ILPT's management has evaluated subsequent events through April 12, 2019, the date the CCIT II Historical Summary was available to be issued. There were no subsequent events that have occurred that would require disclosure in the CCIT II Historical Summary.

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